Exhibit 99.1 Letter of Resignation by Joe Natcher

December 16, 2008

Jack Sheidler
Chairman of the Board
Citizens First Bank
Bowling Green, KY  42103

Dear Jack,

I, Joe Natcher, hereby submit my resignation from the Board of Directors of Citizens First Bank, Bowling Green, Kentucky.

I wish continued success to Citizens First Bank.

Sincerely,

/s/ Joe Natcher
    Joe Natcher

                                                        1